Exhibit 5.1

1345 Avenue of the Americas New York, NY 10105 Telephone: (212) 370-1300 Facsimile: (212) 370-7889 www.egsllp.com

February 28, 2020

Spherix Incorporated

One Rockefeller Plaza, 11th Floor

New York, New York 10020

Re: Registration Statement of Spherix Incorporated

Ladies and Gentlemen:

We have acted as counsel to Spherix Incorporated, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-236199) on Form S-1, as amended (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering a public offering of (i) up to $7,500,000 of shares (the “Shares”) of common stock, $0.0001 par value, of the Company (the “Common Stock”) or pre-funded warrants in lieu of shares of Common Stock (the “Pre-Funded Warrants”), (ii) warrants to purchase up to $7,500,000 of shares of Common Stock (the “Common Stock Warrants”), and (iii) placement agent warrants to purchase up to an aggregate of $750,000 of shares of Common Stock (the “Placement Agent Warrants”). All shares of Common Stock that are issuable upon exercise of the Pre-Funded Warrants, Common Stock Warrants and Placement Agent Warrants are referred to herein as “Warrant Shares”. This opinion relates to the (i) Shares (including Pre-Funded Warrants in lieu thereof) relating to up to 3,073,700 shares of Common Stock, (ii) Common Stock Warrants, (iii) Placement Agent Warrants, and (iv) Warrant Shares. The Shares, Pre-Funded Warrants, Common Stock Warrants, and Placement Agent Warrants are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the form of Securities Purchase Agreement, the form of Pre-Funded Warrant, the form of Placement Agent Warrant and the form of Common Stock Warrant. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

With regard to our opinion regarding the Pre-Funded Warrants, Common Stock Warrants and Placement Agent Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the Pre-Funded Warrants, Common Stock Warrants or Placement Agent Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we express no opinion as to any provision of the Pre-Funded Warrants, Common Stock Warrants or Placement Agent Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

In rendering this opinion, we have assumed that: (i) the Company will issue and deliver the Shares, Pre-Funded Warrants, Common Stock Warrants and Placement Agent Warrants in the manner contemplated by the Registration Statement, and (ii) the Shares, Pre-Funded Warrants, Common Stock Warrants and Placement Agent Warrants will be issued in compliance with applicable federal and state securities laws.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that (i) the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions described in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Pre-Funded Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Pre-Funded Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) provided that the Common Stock Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Common Stock Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iv) provided that the Placement Agent Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Placement Agent Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (v) the Warrant Shares have been duly authorized and when issued and paid for in accordance with the provisions of the form of Pre-Funded Warrant, the form of Placement Agent Warrant and the form of Common Stock Warrant, as applicable, will be validly issued and be fully paid and nonassessable.

In addition, the foregoing opinions are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law and, as to the warrants constituting valid and binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP

3